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                                                                    EXHIBIT 99.1


                          COMMUNITY DISTRIBUTORS, INC.
                  SUMMARY OF VALUATION AND QUALIFYING ACCOUNTS
                               (in dollars)

INVENTORY                                                       BEGINNING                                             END OF
RESERVES                                                         OF YEAR         ADDITIONS         REDUCTIONS          YEAR
-------------------------------------------------------------   ---------        ---------         ----------        ---------
Fiscal 1999..................................................   $  50,882        $ 103,956         $        0        $ 154,838
Fiscal 1998..................................................   $ 113,220        $       0         $  (62,338)       $  50,882
Fiscal 1997..................................................   $ 108,779        $   4,441         $        0        $ 113,220

Note The Company has the demonstrated ability, based upon its contractual and other relationships with its vendors, to recover virtually all of the costs of excess, obsolete and damaged inventory upon return of such inventory to its vendors.